UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On October 28, 2013, Strategic Storage Operating Partnership, L.P., the operating partnership of Strategic Storage Trust, Inc. (the “Registrant”), and certain property-owning special purpose entities wholly-owned by the operating partnership (collectively with the Registrant’s operating partnership, the “Borrower”), entered into certain loan documents attached hereto as exhibits in connection with a revolving loan obtained from KeyBank National Association (the “KeyBank Revolver”). The terms of the KeyBank Revolver are described further in Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

Under the terms of the KeyBank Revolver, the Borrower may borrow up to $75 million, of which $71 million (the “Initial Draw”) was funded at closing. Of the Initial Draw, $45 million was used to pay off the outstanding principal amount under the Registrant’s secured credit facility with KeyBank (the “Second Restated KeyBank Credit Facility”), and thereby release the 12 properties comprising the Homeland Portfolio that were serving as collateral for the Second Restated KeyBank Credit Facility, and approximately $26 million was used to partially fund the acquisition of the Knoxville Portfolio described in Item 8.01 below. It is anticipated that future draws on the KeyBank Revolver will be used to help fund the Registrant’s future acquisitions of self storage facilities and for other general corporate purposes.

The KeyBank Revolver has an initial term of three years, maturing on October 25, 2016, with two one-year extension options subject to certain conditions outlined further in the credit agreement for the KeyBank Revolver (the “Credit Agreement”). Payments due pursuant to the KeyBank Revolver are interest-only for the life of the loan. The KeyBank Revolver bears interest at the Borrower’s option of either the Alternate Base Rate plus the Applicable Rate or the Adjusted LIBO Rate plus the Applicable Rate (each as defined in the Credit Agreement). The Applicable Rate will vary based on the Registrant’s total leverage ratio, as outlined in the Credit Agreement. The Borrower elected to have the Adjusted LIBO Rate plus the Applicable Rate apply to the Initial Draw, which equated to an initial interest rate of approximately 1.7%. The $45 million interest rate swap originally purchased by the Registrant in connection with the Second Restated KeyBank Credit Facility will remain in place through December 24, 2014, thus fixing the rate on the $45 million at approximately 2.4%, assuming the Applicable Rate remains constant.

During the first 18 months of the KeyBank Revolver, the Registrant may request increases in the aggregate commitment up to a maximum of $200 million in minimum increments of $10 million. The Registrant may also reduce the aggregate commitment in minimum increments of $10 million during the life of the loan, provided, however, that at no time will the aggregate commitment be reduced to less than $25 million unless the KeyBank Revolver is paid in full.

The KeyBank Revolver is secured by cross-collateralized first mortgage liens or first lien deeds of trust on the properties in the Homeland Portfolio, the properties in the Knoxville Portfolio, and five of the Registrant’s other self storage properties, and is cross-defaulted to any recourse debt of $25 million or greater in the aggregate or non-recourse debt of $75 million or greater in the aggregate. The KeyBank Revolver may be prepaid or terminated at any time without penalty, provided, however, that KeyBank and any other lender shall be indemnified for any breakage costs associated with any LIBOR borrowings. Pursuant to that certain guaranty dated October 28, 2013 in favor of KeyBank, the Registrant serves as a guarantor of all obligations due under the KeyBank Revolver.

Under certain conditions, the Borrower may cause the release of one or more of the properties serving as collateral for the KeyBank Revolver in connection with a full or partial pay down of the KeyBank Revolver, provided that there shall at all times be at least four properties serving as collateral.

The KeyBank Revolver contains a number of other customary terms and covenants, including the following (capitalized terms are as defined in the Credit Agreement):

•	the aggregate borrowing base availability under the KeyBank Revolver is limited to the lesser of: (1) 60% of the Pool Value of the properties in the collateral pool, or (2) an amount that would provide a minimum Debt Service Coverage Ratio of no less than 1.35 to 1.0; and

•	the Borrower and the Registrant must meet the following financial tests, calculated as of the close of each fiscal quarter: (1) a Total Leverage Ratio of no more than 60%; (2) a Tangible Net Worth of at least $250 million; (3) an Interest Coverage Ratio of no less than 1.85 to 1.0; (4) a Fixed Charge Ratio of no less than 1.6 to 1.0; (5) a ratio of varying rate Indebtedness to total Indebtedness not in excess of 30%; (6) a Loan to Value Ratio of not greater than sixty percent (60%); and (7) a Debt Service Coverage Ratio of not less than 1.35 to 1.0.

The description of the KeyBank Revolver above is qualified in its entirety by the Credit Agreement, Promissory Note and Guaranty attached hereto as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K.

Item 8.01.	Other Events

On October 28, 2013, the Registrant, through four wholly-owned subsidiaries of the Registrant’s operating partnership, closed on the purchase of a portfolio of four self storage facilities located in Alabama and Tennessee (the “Knoxville Portfolio”). The purchase price for the Knoxville Portfolio was approximately $36.53 million, which purchase price was funded with a combination of net proceeds from the Registrant’s public offering and proceeds from the KeyBank Revolver. The Registrant incurred acquisition fees payable to the Registrant’s advisor of $913,250 in connection with this acquisition.

A summary of the properties in the Knoxville Portfolio is as follows:

Property	Location	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units
Montgomery II –AL	Montgomery, AL	$8,600,000	2005	65,400	540
Knoxville I – TN	Lenoir City, TN	$8,530,000	1996/2005	101,700	650
Knoxville II – TN	Knoxville, TN	$10,900,000	2006	78,500	680
Knoxville III – TN	Knoxville, TN	$8,500,000	2005	73,300	510

TOTAL		$36,530,000		318,900	2,380

The Registrant’s portfolio now includes 117 wholly-owned properties in 17 states and Canada, consisting of approximately 74,600 self storage units and 9.8 million rentable square feet of storage space.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Credit Agreement for KeyBank Revolver

10.2	Promissory Note for KeyBank Revolver

10.3	Guaranty for KeyBank Revolver

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: November 1, 2013	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer